FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  August 23, 2004

Commission File Number 1-13123

METALS USA, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	76-0533626
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

One Riverway, Suite 1100 Houston, Texas	77056
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 965-0990

METALS USA, INC.

FORM 8-K

ITEM  5.02.           DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Text of Press Release Dated August 16, 2004 –

METALS USA ANNOUNCES CHANGE IN LEADERSHIP AT ITS BUILDING PRODUCTS DIVISION

AUGUST 16, 2004 – HOUSTON, TX – Metals USA, Inc., a leading metals distributor and processor headquartered in Houston, today announced that E. L (“Tom”) Thompson has retired from the company effective August 13, 2004.  “We thank Tom for the contributions he has made to our Company over the past five years.  We wish Tom the very best,” said C. Lourenco Goncalves, President and C.E.O. of Metals USA.

The Company has appointed Robert C. McPherson III to replace Tom Thompson as Senior Vice President and President, Building Products Group. Mr. McPherson has been with Metals USA since March 2003, in the capacity of Senior Vice President, Business Development. Prior to that, Mr. McPherson worked for California Steel Industries, Inc. (CSI) in Fontana, CA for 13 years, in a number of executive positions.  Upon his resignation from CSI, Mr. McPherson held the position of Treasurer and Controller.

Mr. Goncalves stated: “Robert’s appointment to succeed Tom is a clear demonstration of commitment with our Building Products business. Robert’s leadership will take the Building Products Group of Metals USA to the next level, making it an even more important contributor to Metals USA’s results.”

Metals USA provides a wide range of products and services in the heavy carbon steel, flat-rolled steel, specialty metals, and building products markets.  For more information, visit the company’s website at www.metalsusa.com.

This press release contains certain forward-looking statements which involve known and unknown risks, uncertainties or other factors not under the Company’s control which may cause the actual results, performance or achievement of the Company to be materially different from the results, performance or other expectations implied by these forward-looking statements.  These factors include, but are not limited to, those disclosed in the Company’s periodic filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, who has signed this report on behalf of the Registrant.

METALS USA, INC.

Date: August 23, 2004	By:	/s/ Terry L. Freeman
Terry L. Freeman
Senior Vice President
and Chief Financial Officer